As filed with the U.S. Securities and Exchange Commission on July 6, 2026
 File No. 333-195493
File No. 811-22961

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

EA SERIES TRUST
(Name of Registrant As Specified In Its Charter)

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(1) Title of each class of securities to which transaction applies: ________________________________
(2) Aggregate number of securities to which transaction applies: ________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________________________________
(4) Proposed maximum aggregate value of transaction: ________________________________________
(5) Total fee paid: _____________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(4) Date Filed: ________________________________________________________________________

MC TRIO EQUITY BUFFERED ETF
a series of EA Series Trust (the “Trust”)
3803 West Chester Pike, Suite 150
Newtown Square, PA 19073
Information Statement
Approval of Sub-Advisory Agreements
McCarthy & Cox Retirement & Estate Specialists, LLC (the “Investment Sub-Adviser”) and Arin Risk Advisors, LLC (“Arin” or the “Trading Sub-Adviser” and together, the “Sub-Advisers”) have served as sub-advisers to the MC Trio Equity Buffered ETF (the “Fund”) since the Fund’s inception. The Investment Sub-Adviser is responsible for determining the Fund’s investment exposures, and the Trading Sub-Adviser is responsible for selecting the Fund’s options investments and broker-dealers to execute the Fund’s transactions based on instructions provided by the Investment Sub-Adviser.
In a transaction that closed on July 1, 2026, Kintra Holdings, LLC acquired the equity interests of the Investment Sub-Adviser (the “Transaction”). As a result of the Transaction, the Investment Sub-Adviser changed its name to Kintra Investments, LLC (“Kintra”). The Transaction also resulted in the automatic termination of the Fund’s investment sub-advisory agreements with both the Investment Sub-Adviser and the Trading Sub-Adviser.
At the recommendation of Empowered Funds, LLC (doing business as EA Advisers), the Fund’s investment adviser (the “Adviser”), the Trust’s Board of Trustees (the “Board”) approved new sub-advisory agreements with each of the Investment Sub-Adviser and the Trading Sub-Adviser. The terms of each new agreement are materially the same as the corresponding prior agreement, and each sub-adviser will continue to provide the same services to the Fund as it did prior to the Transaction. The Board’s approval of each of the sub-advisory agreements (collectively, the “Sub-Advisory Agreements”) ensures continuity of sub-advisory services to the Fund after the Transaction.
This Information Statement is being provided to shareholders of the Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund and the Adviser received from the U.S. Securities and Exchange Commission. The exemptive order permits the Adviser, subject to approval of the Board, to enter into sub-advisory agreements without obtaining shareholder approval, subject to certain conditions, including that an Information Statement (or a Notice of Internet Availability of Information Statement) is provided to shareholders of the Fund. The purpose of this Information Statement is to provide you with the additional required information about these Sub-Advisory Agreements.
We are not asking you for a proxy, and you are requested not to send us a proxy.

Board Approval and Evaluation of the Sub-Advisory Agreements
The Board (the members of which are referred to as “Trustees”) of the EA Series Trust (the “Trust”) met in-person on March 5-6, 2026, to consider the approval of the Sub-Advisory Agreements, each for an initial two-year term. The Board noted that the Sub-Advisory Agreements are identical to the Trust’s prior agreements with respect to the Fund with McCarthy & Cox Retirement & Estate Specialists, LLC (referred to as the “Investment Sub-Adviser”) and Arin Risk Advisors, LLC (referred to as “Arin” or the “Trading Sub-Adviser”) dated as of February 7, 2025 in all material respects, except for each Sub-Advisory Agreement’s effective date, termination date, and, for the Investment Sub-Advisory Agreement, the named entity performing sub-advisory services. Further, the Board noted that the Fund’s sub-advisory fee schedules will remain unchanged under the Sub-Advisory Agreements. The prior agreements were submitted to a vote of, and approved by, the Fund’s initial shareholder on February 26, 2025. The previous sub-advisory agreements automatically terminated on July 1, 2026, upon the closing of the McCarthy & Cox Retirement & Estate Specialists, LLC’s merger with Kintra Holdings, LLC (the “Transaction”).
In accordance with Section 15(c) of the 1940 Act, the Board requested, reviewed, and considered materials furnished by the Sub-Advisers relevant to the Board’s consideration of whether to approve the Sub-Advisory Agreements. In connection with considering the approval of the Sub-Advisory Agreements, the Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act (the “Independent Trustees”), met in executive session with their counsel, who provided assistance and advice. In reaching the decision to approve the Sub-Advisory Agreements, the Board considered and reviewed information provided by the Sub-Advisers, including, among other things, information about their respective personnel, operations, financial condition, and compliance program. The Board also reviewed the proposed Sub-Advisory Agreements. During its review and consideration, the Board focused on and reviewed the factors it deemed relevant, including:
Nature, Quality, and Extent of Services. The Board was presented with and considered information concerning the nature, quality, and extent of the overall services expected to be provided by the Sub-Advisers to the Fund. In addition, the Board evaluated the integrity of the Sub-Advisers’ personnel, the experience of the portfolio managers in managing assets, and the adequacy of the Sub-Advisers’ resources to perform the services provided under the Sub-Advisory Agreements. They received confirmation from the Investment Sub-Adviser that the personnel serving the Fund, including the portfolio managers, will continue providing such services following the closing of the Transaction.
Performance. Performance information for the Fund was not a relevant factor as the Fund had only recently commenced investment operations.
Comparative Fees and Expenses. The Board noted that the sub-advisory fees paid to the Sub-Advisers for services provided to the Fund will be paid by the Adviser and not by the Fund. In considering the sub-advisory fees, the Board reviewed and considered the fees in light of the nature, quality, and extent of the services being provided by the Sub-Advisers. The Board also noted that the Investment Sub-Adviser does not manage any other accounts that follow a strategy similar to that of the Fund. The Board noted that Arin does manage another registered investment company with a similar strategy to that of the Fund, and that Arin’s fee is identical to that of the Fund.
Costs and Profitability. The Board further considered information regarding the potential profits, if any, that may be realized by the Sub-Advisers in connection with providing their respective services to the Fund. The Board also reviewed financial information with respect to each Sub-Adviser. They considered information provided by the Investment Sub-Adviser regarding the increase in resources available, including access to additional compliance, operational, and investment staff along with greater distribution opportunities for the Fund that are expected as a result of the Transaction. The Board also considered the Sub-Advisers’ costs associated with the personnel, systems, and resources necessary to manage the Fund and to meet the regulatory and compliance requirements adopted by the SEC and other regulatory bodies. The Board also considered the financial obligations of the Investment Sub-Adviser, which serves as the sponsor of the Fund.
Other Benefits. The Board further considered the extent to which the Sub-Advisers might derive ancillary benefits from the Fund’s operations. The Board noted that any ancillary benefits to a Sub-Adviser were not expected to be material.

Economies of Scale. The Board also considered whether economies of scale would be realized by the Sub-Advisers as the Fund’s assets grow larger, including the extent to which this is reflected in the level of fees to be charged. The Board noted that the sub-advisory fees do not include breakpoints but concluded that it was premature to meaningfully evaluate potential economies of scale given the Fund’s short period of operations and current level of assets.
Conclusion. No single factor was determinative of the Board’s decision to approve the Sub-Advisory Agreements; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including the Independent Trustees, unanimously determined that the Sub-Advisory Agreements, including the compensation payable under each of the Sub-Advisory Agreements, was fair and reasonable to the Fund. The Board, including the Independent Trustees, unanimously determined that the approval of each of the Sub-Advisory Agreements was in the best interests of the Fund and its shareholders.
Information Regarding the Sub-Advisory Agreements
Each of the Sub-Advisory Agreements will continue in force for an initial period of two years. Thereafter, the Sub-Advisory Agreements will be renewable from year to year with respect to the Fund, so long as their continuance is approved at least annually by the Board provided that in such event such renewal and continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom).
Each of the Sub-Advisory Agreements will terminate automatically in the event of an assignment.
The Investment Sub-Advisory Agreement is terminable at any time, without penalty, by the Board, including a majority of the Independent Trustees; or by the vote of a majority of the outstanding voting securities of the Fund, on 60 days’ written notice to the Adviser and the Investment Sub-Adviser, or by the Adviser or the Investment Sub-Adviser on 60 days’ written notice to the Trust and the other party.
The Trading Sub-Advisory Agreement is terminable at any time, without penalty, by the Board, including a majority of the Independent Trustees; or by the vote of a majority of the outstanding voting securities of the Fund, on 60 days’ written notice to the Adviser and Trading Sub-Adviser, or by the Adviser, Investment Sub-Adviser, or Trading Sub-Adviser on 60 days’ written notice to the Trust and the other parties.
The Sub-Advisory Agreements will also terminate upon written notice to the other party that the other party is in material breach of a Sub-Advisory Agreement, unless the other party in material breach of such Sub-Advisory Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within 30 days after written notice. Each of the Sub-Advisory Agreements provides that neither the Investment Sub-Adviser nor Trading Sub-Adviser shall be liable for any action taken or omitted to be taken by that party in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties.
The Adviser pays the Investment Sub-Adviser a fee, which is calculated daily and paid monthly, at an annual rate based on the Fund’s average daily net assets as follows: 0.35% (annual rate as a percentage of average daily net assets). For the fiscal period ended January 31, 2026, the Adviser paid the Investment Sub-Adviser $325,058.
The Adviser pays the Trading Sub-Adviser a fee, which is calculated daily and paid monthly, at an annual rate based on the Fund’s average daily net assets, subject to a base payment of $50,000 per annum, as follows: 0.02% on assets over $100 million. For the fiscal period ended January 31, 2026, the Adviser paid the Trading Sub-Adviser $47,912 with respect to the Fund.
Additional Information about Kintra Investments, LLC
The Investment Sub-Adviser, Kintra Investments, LLC (formerly known as McCarthy & Cox Retirement & Estate Specialists, LLC), 127 W. 5th Street, Marysville, Ohio 43040, was formed in 1999, and its only current client is the Fund. Kintra Holdings, LLC, located at 1000 Commerce Park Drive, Suite 416, Williamsport, Pennsylvania 17701, wholly owns Kintra Investments, LLC.
The following table provides information on the principal executive officers of Kintra:

Name and Address*	Title and Principal Occupation
James Cox	Chief Executive Officer
Mark Finney	Chief Compliance Officer
Wesley W. Bean, CFA	Chief Investment Officer
Tony Dalton	Chief Operating Officer
*The principal mailing address of each individual is that of Kintra’s principal office stated above.
Other Investment Companies Advised or Sub-Advised by Kintra
Kintra does not currently act as an adviser or sub-adviser to any registered investment companies having a similar investment objective as that of the Fund.
Additional Information about Arin Risk Advisors, LLC
Arin Risk Advisors, LLC, 1100 East Hector Street, Suite 215, Conshohocken, Pennsylvania 19428, was established in 2009 and is registered as an investment adviser with the SEC under the Advisers Act. Arin is wholly-owned by Arin Holding, LLC.
The following table provides information on the principal executive officers of the Trading Sub-Adviser:

Name and Address*	Title and Principal Occupation
Joseph DeSipio, CFA, FRM	Managing Member & Strategy Director
Lawrence Lempert	Managing Member & Trading Director
Kim Rosenthal	Compliance Director
Michael Waber	Risk Director
Leonardo Leal	Digital Marketing Director
*The principal mailing address of each individual is that of Trading Sub-Adviser’s principal office stated above.
Other Investment Companies Advised or Sub-Advised by Trading Sub-Adviser
The Trading Sub-Adviser currently acts as a sub-adviser to the BufferLABS US Equity Dynamic Buffer ETF (“BFLB”), which has the same investment objective as that of the Fund and is also advised by the Adviser. As of July 2, 2026, BFLB had 1,320,000 shares outstanding. For its services, the Adviser pays Arin an identical fee to that of the Fund.
Additional Information about the Fund
Empowered Funds, LLC (doing business as EA Advisers), the Fund’s investment adviser, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073, is the Fund’s investment adviser. PINE Distributors LLC (“Distributor”), 501 S. Cherry Street, Suite 610, Denver, Colorado 80246, serves as the distributor of creation units for the Fund on an agency basis. The Distributor does not maintain a secondary market in Shares. U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, 615 East Michigan Street, Milwaukee, Wisconsin 53202, is the Fund’s administrator.
Financial Information
The Fund’s most recent annual report is available on request, without charge, by calling (215) 330-4476, by writing to the Fund at EA Advisers, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073, or you may download the report from the Fund’s website at https://mctrio.com.
Delivery of Shareholder Documents – Householding
Householding is an option available to certain investors of the Fund. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Householding for the Fund is available through certain broker-dealers. If you are interested in enrolling in householding and receiving a single copy of prospectuses and other shareholder documents, please contact your broker-dealer. If you are currently enrolled in householding and wish to change your householding status, please contact your broker-dealer.
If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, please contact the Fund by writing EA Advisers, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073, calling (215) 330-4476, or visiting the Fund’s website at https://mctrio.com
This Information Statement is available at
https://mctrio.com.

MC TRIO EQUITY BUFFERED ETF
a series of EA Series Trust (the “Trust”)
3803 West Chester Pike, Suite 150
Newtown Square, PA 19073

IMPORTANT NOTICE OF
INTERNET AVAILABILITY OF INFORMATION STATEMENT
July 14, 2026
This Notice of Internet Availability of this Information Statement is being mailed on or about July 14, 2026.
This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the MC Trio Equity Buffered ETF (the “Fund”). We encourage you to review all of the important information contained in the Information Statement.
The Information Statement details the approval of new investment sub-advisory agreements.
Specifically, the Board of Trustees of the Trust (the “Board”) has approved new investment sub-advisory agreements with Kintra Investments, LLC (formerly known as McCarthy & Cox Retirement & Estate Specialists, LLC) (“Kintra”) and Arin Risk Advisors, LLC to continue providing investment sub-advisory services to the Fund following the automatic termination of their previous sub-advisory agreements with the Fund as a result of the acquisition of Kintra by Kintra Holdings, LLC. Empowered Funds, LLC (doing business as EA Advisers), the Fund’s investment adviser (the “Adviser”), continues to serve as the Fund’s investment adviser.
The Adviser and the Trust have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that permits the Adviser to enter into sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, of the parties to the agreement, without obtaining shareholder approval. The Order requires that the Information Statement be provided to you.
By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Fund’s website at https://mctrio.com until at least October 12, 2026. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing c/o EA Advisers, 3803 West Chester Pike, Suite 150, Newtown Square, PA 19073, or by calling (215) 330-4476. If you do not request a paper or email copy by this date, you may not otherwise receive a copy.
If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to you for requesting a copy.